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                                                                     Exhibit 3.3

                                     BYLAWS

                                       OF

                         STERLING FINANCIAL CORPORATION

                    (Amended and Restated as of May 24, 1999)

                                    ARTICLE I

                                     Offices

         The principal office of Sterling Financial Corporation (the "Corporation") in the State of Washington shall be located at 111 North Wall Street, Spokane, Washington 99201. The Corporation may have such other offices, within or without the State of Washington, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II

                                  Shareholders

         SECTION 2.1 ANNUAL MEETINGS. The annual meeting of the Shareholders shall be held on the fourth Tuesday in the month of April each year beginning with the year 1997, at the hour of 10:00 a.m., or at such other date or time as may be determined by the Board of Directors. The meeting shall be for the purpose of electing Directors and the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting falls on a legal holiday in the State of Washington, and if the Board of Directors has not designated some other day in the month of April for such meeting, such meeting shall be held at the same hour and place on the next succeeding business day. The failure to hold an annual meeting at the time stated in these Bylaws shall not affect the validity of any corporate action. If the election of Directors is not held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the Shareholders as soon thereafter as may be convenient.

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         SECTION 2.2 SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the Chairman or by the Board of Directors, and shall be called by the Chairman at the request of holders of not less than ten percent of all outstanding shares of the Corporation entitled to vote on any issue proposed to be considered at the meeting, provided such meeting is requested and conducted in accordance with these Bylaws and the Washington Business Corporation Act.

         SECTION 2.3 PLACE OF MEETINGS. The Board of Directors may designate any place, either within or without the State of Washington, as the place of meeting for any annual meeting or for any special meeting of the Shareholders. If no such designation is made, the place of meeting shall be the principal offices of the Corporation in the State of Washington.

         SECTION 2.4 NOTICE OF MEETINGS. Written notice of an annual or special meeting of the Shareholders stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Secretary, or persons authorized to call the meeting, to each Shareholder of record entitled to vote at the meeting, in accordance with the Washington Business Corporation Act.

         SECTION 2.5 WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting may be waived in writing (either before or after such meeting) and will be waived by any Shareholder by attendance of the Shareholder in person or by proxy, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Any Shareholder waiving notice of a meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

         SECTION 2.6 RECORD DATE. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders, or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or to make a determination of Shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of Shareholders, in accordance with the Washington Business Corporation Act. If no record date is

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fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, the determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date fixed for the original meeting.

         SECTION 2.7 VOTING LISTS. After fixing a record date for a Shareholders' meeting, the Corporation shall prepare an alphabetical list of the names of all Shareholders as of the record date who are entitled to notice of the Shareholders' meeting. The list shall be prepared and may be inspected in accordance with the Washington Business Corporation Act.

         SECTION 2.8 QUORUM AND ADJOURNED MEETINGS. Unless the Articles of Incorporation or applicable law provide otherwise, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for the remainder of the meeting and any adjournment thereof unless a new record date is set or is required to be set for the adjourned meeting. A majority of the shares represented at a meeting may adjourn the meeting from time to time without further notice. At such reconvened meeting or meetings, any business may be transacted which might have been transacted at the adjourned meeting.

         SECTION 2.9 PROXIES. At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by the Shareholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the commencement of meetings. No proxy shall be valid after eleven (11) months from the date of its execution, unless

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otherwise provided in the proxy. No proxy may be effectively revoked until written notice of such revocation has been given to the Secretary of the Corporation.

         SECTION 2.10 VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, except as may be otherwise provided by statute or in the Articles of Incorporation of the Corporation.

         SECTION 2.11 ACCEPTANCE OF VOTES. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a Shareholder of the Corporation, the Corporation may accept the vote, consent, waiver or proxy appointment and give effect to it as the act of the Shareholder if: (i) the Shareholder is an entity and the name signed purports to be that of an officer, partner or agent of the entity; (ii) the name signed purports to be that of an administrator, executor, guardian or conservator representing the Shareholder; (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the Shareholder; (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the Shareholder; or (v) two or more persons are the Shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

                                   ARTICLE III

                               Board of Directors

         SECTION 3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

         SECTION 3.2 NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors of the Corporation shall consist of nine (9) Directors. The number of Directors may be increased or decreased from time to time by amendment to, or in the manner provided in these Bylaws. No decrease, however, shall have the effect of shortening the term of any incumbent Director unless such Director resigns, dies, or is removed in accordance with the provisions of these Bylaws. The Directors shall be

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classified into three classes and the terms of Directors shall be staggered as set forth in the Articles of Incorporation. In all cases, Directors shall serve until their successors are duly elected and qualified or until their earlier resignation, removal from office or death. Directors need not be residents of the State of Washington or Shareholders of the Corporation.

         SECTION 3.3 ANNUAL MEETINGS. Annual meetings of the Board of Directors shall be held without other notice immediately after the annual meeting of Shareholders or at such other date, time or place as may be fixed by the Chairman. Regular meetings of the Board of Directors shall be held at such place and on such day and hour as may from time to time be fixed by the Chairman or the Board of Directors. No other notice of regular meetings of the Board of Directors shall be necessary.

         SECTION 3.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Washington, as the place for holding any special meeting of the Board of Directors.

         SECTION 3.5 NOTICE. Notice of any special meeting shall be given at least three (3) days prior to the date set for such meeting by either oral or written notice. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise required by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 3.6 QUORUM. A majority of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a majority shall attend a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice and a quorum present at such adjourned meeting may transact business.

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         SECTION 3.7 MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 3.8 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         SECTION 3.9 COMPENSATION. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors and at each meeting of a committee of the Board of Directors. Each Director may, by resolution of the Board of Directors, participate in any benefit plan established by the Corporation pursuant to the terms thereof, and may be paid a stated salary as Director, a fixed sum for attendance at each such meeting, or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 3.10 PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         SECTION 3.11 ACTION OF THE BOARD WITHOUT A MEETING. Any action permitted or required to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more written consents setting forth the action so taken, shall be signed, either before or after the action taken, by all the Directors. Action taken by written consent is effective when the last Director signs the consent, unless the consent specifies a later effective date.

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         SECTION 3.12 WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting may be waived in writing (either before or after such meeting) and will be waived by any Director by attendance of the Director in person or by proxy, unless the Director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Any Director waiving notice of a meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

         SECTION 3.13 AUDIT COMMITTEE. The Board of Directors shall elect an Audit Committee of not less than three members, none of whom shall be employed by the Corporation. The Audit Committee shall have such responsibilities as required by law or regulation or as determined necessary or appropriate in the judgment of the Board or the Chairperson of the Committee, including but not limited to ensuring the independence of the Corporation's internal audit functions.

         SECTION 3.14 OTHER BOARD COMMITTEES. The Board of Directors may by resolution designate from its members such other committees as the Board in its discretion may determine, each of which must have two (2) or more members. All committees of the Board shall be governed by the same rules regarding meetings, action without meetings, notice, waiver of notice, and quorum and voting requirements as those applied to the Board of Directors, except that unless otherwise specified in the Bylaws or the resolution creating the committee, notice of the date, time and place of the meeting may be given only one (1) day prior to the date set for the meeting. To the extent provided in such resolutions, each such committee shall have and may exercise the authority of the Board of Directors, except as limited by applicable law.

         SECTION 3.15 RESIGNATION. Any Director may resign at any time by delivering written notice to the Chairman, the Secretary, or the registered office of the Corporation, or by giving oral notice at any meeting of the Directors or Shareholders. Any such resignation shall take effect at any subsequent time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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                                   ARTICLE IV

                                    Officers

         SECTION 4.1 NUMBER. The Officers of the Corporation shall be a Chairman of the Board and Chief Executive Officer, a President and Chief Operating Officer, one or more Senior Vice Presidents, and such other Officers as may be may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same persons.

         SECTION 4.2 ELECTION AND TERM OF OFFICE. The Officers of the Corporation shall be elected by the Board of Directors and shall serve until the Officer's death, resignation, removal in the manner hereinafter provided, or until the next annual meeting of the Board of Directors and until the appointment and qualification of their successors.

         SECTION 4.3 REMOVAL. Any Officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.

         SECTION 4.4 CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. The Chairman of the Board and Chief Executive Officer (the "Chairman") subject to the authority of the Board of Directors, shall preside at meetings of Shareholders and Directors and, together with the President, shall have general supervision and control over the business and affairs of the Corporation. The Chairman may sign any and all documents, deeds, mortgages, bonds, contracts, leases, or other instruments in the ordinary course of business, may sign certificates representing shares of stock of the Corporation with the Secretary or Assistant Secretary of the Corporation and may sign any documents which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general may perform all duties which are normally incident to the office of Chairman and

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such other duties, authority, and responsibilities as may be prescribed by the
Board of Directors from time to time. In the absence of the Chairman, the duties specified herein shall be assumed by the President and in their absence such duties shall be assumed by a person designated by the Chairman or the Board of Directors.

         SECTION 4.5 PRESIDENT AND CHIEF OPERATING OFFICER. The President and Chief Operating Officer (the "President"), together with the Chairman, shall have general supervision and control over the business and affairs of the Corporation subject to the authority of the Chairman and the Board of Directors. The President may sign any and all documents, mortgages, bonds, contracts, leases, or other instruments in the ordinary course of business, may sign certificates representing shares of stock of the Corporation with the Secretary or Assistant Secretary of the Corporation, and may sign any documents which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties, authority, and responsibilities as may be prescribed by the Chairman or the Board of Directors from time to time. In addition, the President shall assume the duties of the Chairman to the extent specified in the foregoing Section.

         SECTION 4.6 THE SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the Shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal (if any) of the Corporation and see that the seal, if any, of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) sign certificates representing shares of stock of the Corporation, or contracts, deeds or mortgages the issuance or execution of which shall have been authorized by of the Board of Directors; (e) have general charge of the stock transfer books of the Corporation subject to the authority delegated to a transfer agent or registrar if appointed; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time

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to time may be assigned to the Secretary by the Chairman, the President or by
the Board of Directors. In the absence of the Secretary, the powers and duties of the Secretary shall devolve upon an Assistant Secretary or such person as shall be designated by the Secretary or the Chairman.

         SECTION 4.7 SENIOR VICE PRESIDENTS AND OTHER OFFICERS. The Senior Vice Presidents and other Officers shall perform such duties as may be assigned to them by the Chairman or the President

         SECTION 4.8 COMBINING OFFICES. An Officer whom the Board of Directors elects or has previously elected to hold one office may be elected by the Board of Directors to hold another office, with or without resigning from the previous office, as the Board of Directors shall determine upon a recommendation of the Chairman.

                                    ARTICLE V

                   Certificates for Shares and Their Transfer

         SECTION 5.1 ISSUANCE OF SHARES. Shares of the Corporation shall be issued only when authorized by the Board of Directors, which authorization shall include the consideration to be received for each share.

         SECTION 5.2 CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman, the President and by the Secretary or an Assistant Secretary, and may be sealed with the corporate seal, if any, or a facsimile thereof. The signatures of such Officers upon a certificate may be facsimiles if the certificate is manually countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or one of its employees. If any Officer who signed a certificate, either manually or in facsimile, no longer holds such office when the certificate is issued, the certificate is nevertheless valid. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the

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stock transfer books of the Corporation. All certificates surrendered to the
Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. All certificates shall bear such legend or legends as prescribed by the Board of Directors or these Bylaws.

         SECTION 5.3 TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with its transfer agent, if any, on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                   ARTICLE VI

                                   Fiscal Year

         The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December in each year beginning with the year 1997.

                                   ARTICLE VII

                                    Dividends

         The Board of Directors may from time to time declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and the Articles of Incorporation of the Corporation.

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                                  ARTICLE VIII

                                 Corporate Seal

         This Corporation need not have a corporate seal. If the Board of Directors adopts a corporate seal, it shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the words "Corporate Seal."

                                   ARTICLE IX

                               Director Liability

         A Director of the Corporation shall not be personally liable to the Corporation or its Shareholders for monetary damages arising from any conduct as a Director, except for liability of the Director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the Director,
(ii) conduct which violates RCW 23B.08.310 of the Washington Business Corporation Act, pertaining to unpermitted distributions to Shareholders, or
(iii) any transaction from which the Director will personally receive a benefit in money, property or services to which the Director is not legally entitled. Should the Washington Business Corporation Act be amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be so amended. Any repeal or modification of the foregoing paragraph by the Shareholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE X

               Indemnification of Directors, Officers, and Others

         To the fullest extent allowed by the Articles of Incorporation of the Corporation and applicable laws existing from time to time, any person may, and Directors and Officers shall, be indemnified or reimbursed by the Corporation for reasonable expenses (including attorneys' fees) actually incurred in connection with any threatened, pending or completed action, suit or proceeding,

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whether civil, criminal, administrative or investigative to which he/she or they shall be made a party or threatened to be made a party by reason of his/her being or having been a Director, Officer, employee or agent of the Corporation or of any firm, corporation, employee benefit plan or other organization which he/she served in any such capacity at the request of the Corporation; PROVIDED, HOWEVER, that no such person shall be so indemnified or reimbursed (1) in relation to any matter in such action, suit or proceeding as to which he/she shall finally be adjudged to have been guilty or liable for gross negligence, willful misconduct or criminal acts in the performance of his/her duties to the Corporation; or (2) in relation to any matter in such action, suit or proceeding which has been made the subject of a compromise settlement except with the approval of (a) a court of competent jurisdiction; (b) the holders of record of a majority of the outstanding shares of the Corporation, or (c) the Board of Directors, acting by vote of a majority of Directors not parties to the same or substantially the same action, suit or proceeding, whether or not such a majority constitutes a quorum. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his/her heirs, executors or administrators may be entitled as a matter of law. Those persons indemnified hereunder shall be deemed to include the heirs, legal representatives, executors and administrators of such person. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding. The Director, Officer, employee or agent must repay such amount, however, if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section.

                                   ARTICLE XI

                                Books and Records

         The Corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its shareholders and the Board of Directors and such other records as may be necessary or advisable.

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                                   ARTICLE XII

                     Voting of Shares of Another Corporation

         Shares of another Corporation held by this Corporation may be voted by the Chairman or by the President unless the Directors by resolution shall designate some other person to vote the shares.

                                  ARTICLE XIII

                               Amendment of Bylaws

         These Bylaws may be amended, altered, or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the full Board of Directors, subject to the Washington Business Corporation Act.

         The undersigned, being the Secretary of the Corporation, hereby certifies that these Bylaws are the Restated Bylaws of Sterling Financial Corporation adopted by resolution of the Board of Directors on May 24, 1999.

         DATED this 24th day of May, 1999.

                                           /s/ NED M. BARNES
                                           -------------------------------------
                                           NED M. BARNES, Secretary

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